SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

CCH II, LLC
CCH II Capital Corp.
(Exact name of registrants as specified in their charter)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-111423	03-0511293
333-111423-01	13-4257703
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As of June 18, 2010, the parent company of CCH II, LLC and CCH II Capital Corp. (the "Issuers"), Charter Communications, Inc. ("Charter"), unconditionally guaranteed, on a senior unsecured basis, the principal of, premium, if any, and interest on the approximately $1.8 billion of 13.50% Senior Notes due 2016 (the "Notes") of CCH II, LLC and CCH II Capital Corp., in the amounts and at the times when due and the payment or performance of all other obligations of the Issuers under the Notes.  The Notes were issued pursuant to an indenture dated as of November 30, 2009, among the Issuers and The Bank of New York Mellon Trust Company, NA, as trustee.  The Description of the Notes is set forth in the Issuers' registration statement on Form S-4/A, registration no. 333-164381, and such Description is incorporated herein by reference.

Charter's guarantee is filed herewith as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits

Exhibits:

4.1
Charter Communications, Inc.'s guarantee of CCH II, LLC's and CCH II Capital Corp.'s 13.50% Senior Notes due 2016 (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of Charter Communications, Inc., filed on June 22, 2010 (File No. 001-33664)).

10.1
Indenture relating to the 13.50% Senior Notes due 2016, dated as of November 30, 2009, by and among CCH II, LLC and CCH II Capital Corp. and The Bank of New York Mellon Trust Company, NA (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCH II, LLC and CCH II Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCH II, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: June 22, 2010

By:/s/ Patricia A. Baldes Name: Patricia A. Baldes Title: Vice President Financial Reporting

  CCH II CAPITAL CORP.
  Registrant

Dated: June 22, 2010

By:/s/ Patricia A. Baldes Name: Patricia A. Baldes Title: Vice President Financial Reporting